Exhibit 10.1

[****] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL	Execution Copy

AMENDMENT NO. 1 TO CO-MARKETING AGREEMENT

This Amendment No. 1 to Co-Marketing Agreement (the “Amendment”) is entered into on June 18, 2007, effective as of March 21, 2007 between Cambridge Heart, Inc. (“Cambridge”), a Delaware corporation, and St. Jude Medical, Inc. (“SJM”), a Minnesota corporation, and is an amendment to the Co-Marketing Agreement entered into by Cambridge and SJM on March 21, 2007 (the “Agreement”). All capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

A. Under the Agreement, from the Effective Date until the Transition Date, SJM has exclusive sales responsibility for the Products for all SJM Target Accounts in the Territory other than Pipeline Accounts and ACC Sales Lead accounts, and effective as of the Transition Date, SJM has exclusive sales responsibility for the Products for all SJM Target Accounts in the Territory.

B. In order to encourage Cambridge to provide sales assistance to SJM with respect to the SJM Target Accounts, the parties agree that Cambridge may provide sales assistance with respect to the SJM Target Accounts from and after the Effective Date.

C. Under the Agreement, from March 21, 2007 through May 31, 2007, SJM is entitled to [****]% of the agent fee under Section 6(c)(i) of the Agreement with respect to sales or leases of Products to SJM Target Accounts that are not Pipeline Sales or sales to ACC Sales Leads.

D. In order to acknowledge the efforts of Cambridge with respect to sales and leases of Products to SJM Target Accounts that closed prior to April 1, 2007, [****].

E. In order to foster communication and cooperation between the parties with respect to sales and leases of Products to SJM Target Accounts that are not Pipeline Sales or sales to ACC Sales Leads and that close between April 1, 2007 and May 31, 2007, SJM is willing to reduce its agent fee by [****]% for such sales and leases if Cambridge provides direct assistance with respect to such sales and leases.

F. SJM and Cambridge desire to modify their respective sales responsibilities such that from and after the Transition Date, the SJM Target Accounts, for which SJM has sales responsibility, includes all physician practices, including without limitation, any general practitioners and any internal medicine physicians (whether or not such general practitioners or internal medicine physicians offer testing, diagnosis or treatment with respect to cardiac conditions) other than any accounts designated by the parties from time to time as Cambridge Target Accounts.

G. Section 15(d) of the Agreement permits the parties to amend or modify the Agreement in a writing signed by authorized representatives of SJM and Cambridge.

Intending to be legally bound, Cambridge and SJM agree as follows:

1. Section 1(e) is hereby amended to read in its entirety as follows:

(e) “Cambridge Target Accounts” means (i) prior to the Transition Date, (A) all physician practices, including, without limitation, any general practitioners and any internal medicine physicians (whether or not such general practitioners or internal medicine physicians offer testing, diagnosis or treatment with respect to cardiac conditions), other than the SJM Target Accounts, and (B) such accounts as may be set forth on (and not removed from) Appendix C from time to time by mutual agreement of the parties, and (ii) from and after the Transition Date, (A) such accounts as may be set forth on (and not removed from) Appendix C from time to time by mutual agreement of the parties and (B) such other accounts as the parties may agree upon in writing from time to time during the term of this Agreement; it being understood that an email from an SJM Region Sales Director or more senior officer may serve as written confirmation of SJM’s consent to an account being designated as a Cambridge Target Account.

2. Section 1(t) is hereby amended to read in its entirety as follows:

(t) “SJM Target Accounts” means (i) prior to the Transition Date, all Cardiology Practices, including without limitation all clinic-, office- and hospital-based practices, excluding only such practices as the parties have set forth on (and not removed from) Appendix C from time to time by mutual consent, and (ii) from and after the Transition Date, all Cardiology Practices, including without limitation all clinic-, office- and hospital-based practices, and all other physician practices, including, without limitation, general practitioners and internal medicine physicians (whether or not such general practitioners or internal medicine physicians offer testing, diagnosis or treatment with respect to cardiac conditions), other than the Cambridge Target Accounts.

3. Section 2(a) of the Agreement is hereby amended to read in its entirety as follows:

(a) Appointment. Subject to the terms and conditions of this Agreement, effective as of the Transition Date, Cambridge hereby appoints SJM, and SJM accepts that appointment as the sole sales representative for the Products to the SJM Target Accounts in the Territory, except as provided below. Subject to the terms and conditions of this Agreement, in the Territory (i) from the Effective Date until the Transition Date, (A) Cambridge shall continue to have exclusive sales responsibility for all Cambridge Target Accounts, (B) Cambridge and SJM shall jointly have sales responsibility with respect to the Pipeline Accounts and ACC

Sales Lead accounts, and (C) SJM shall have exclusive sales responsibility for all SJM Target Accounts other than Pipeline Accounts and ACC Sales Lead accounts, except that Cambridge may provide sales assistance to such SJM Target Accounts during such period; and (ii) effective as of the Transition Date, (A) Cambridge shall have exclusive sales responsibility for all Cambridge Target Accounts, and (B) SJM shall have exclusive sales responsibility for all SJM Target Accounts, except that Cambridge may provide sales assistance with respect to SJM Target Accounts. Cambridge shall not (x) sell or lease any Product to an SJM Target Account without including sales representatives of SJM in the sale process, or (y) pay a commission or any other form of remuneration to any of its sales representatives (whether employees or independent agents) for any sale or lease of a Product to any SJM Target Account which does not involve the direct assistance of an SJM sales representative. As of the Effective Date, Cambridge will not have any agreements with any third parties with respect to the distribution, co-marketing or sale of the Products to SJM Target Accounts within the Territory (except for agreements with respect to the sale of the Products by Cambridge to a third party end user).

4. The Agreement is hereby amended by adding new subsections (vi) and (vii) to Section 6(c), which read in their entirety as follows:

“(vi)	Notwithstanding anything to the contrary in this Agreement, if a Cambridge sales representative provides direct assistance to SJM with respect to any sale or lease of Products to an SJM Target Account, and the sale or lease closes (i.e., an invoice is issued for such sale or lease) between April 1 and May 31, 2007 (inclusive of such dates) and is not a Pipeline Sale or a sale to one of the ACC Sales Leads, then SJM shall be entitled to only [****]% of its agent fee calculated under Section 6(c)(i) of this Agreement.

(vii)	Notwithstanding anything to the contrary in this Agreement, [****] for any sale or lease of Products to a customer that closes (i.e., an invoice is issued for such sale or lease) prior to April 1, 2007.”

5. The parties shall discuss the desirability of further amendments to their respective target accounts and to the agent fee structure on or before December 31, 2007.

6. Except as expressly provided above, the Agreement shall remain in full force and effect.

[Signature page follows]

To witness their agreement, the parties have caused this Agreement to be signed below by their respective officers.

CAMBRIDGE HEART, INC.	ST. JUDE MEDICAL, INC.

By: /s/ Robert P. Khederian Robert P. Khederian President & Chief Executive Officer	By: /s/ John C. Heinmiller John C. Heinmiller Executive Vice President & CFO